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                                                                   Exhibit 10.02

                             EMPLOYMENT AGREEMENT
                             --------------------

          THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of May 14, 2001 by and between SkyMall, Inc., a Nevada corporation ("Company"), and Robert M. Worsley ("Executive"). Except for Section 9(b), which shall become effective on the date hereof, this Agreement shall become effective ("Effective Time") upon the merger of the Company with and into a wholly-owned subsidiary of Gemstar-TV Guide International, Inc. ("Gemstar").

          WITNESSETH:

          WHEREAS, Company and Executive desire to set forth in this Agreement the terms and conditions of Executive's employment with Company.

          NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, the parties agree as follows:

     1.   Period of Employment.
          --------------------

          Basic Term. The Company employs Executive to render services to the
          ----------
Company in the position and with the duties and responsibilities described in
Section 2 for the period (the "Period of Employment") commencing, without any further action by either party, at the Effective Time and ending on the earlier of (i) five (5) years following the date of the Effective Time and (ii) the date the Period of Employment is terminated in accordance with Section 4.

     2.   Position, Duties and Responsibilities.
          -------------------------------------

          (a)  Position. Executive accepts, as of the Effective Time, employment
               --------
with the Company as its Chief Executive Officer, reporting directly to Elsie Leung ("Supervisor"), Chief Financial Officer, Co-President and Co-Chief Operating Officer of Gemstar, or in such other direct-reporting position(s) as may be designated by Supervisor. In the event Supervisor is no longer employed by Gemstar during the Term, the Supervisor to which Executive shall report shall be the President of Gemstar.

          (b)  Constructive Termination.  In the event that the Executive has
               ------------------------
been reassigned by the Company to a position with responsibilities which are substantially less than that described in Section 2(a) above, such assignment shall constitute a "constructive termination" of Executive and shall entitle Executive to be treated as being terminated without cause as provided in Section 4(d) below.

          (c)  Other Activities.  Executive, during the Period of Employment,
               ----------------
will not (i) accept any other employment, or (ii) engage in any other business activity (whether or not pursued for pecuniary advantage) that is competitive with, or that places him in a competing position to that of, the Company or any controlled subsidiaries of the Company. It shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable
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boards (provided that the Executive shall obtain the Company's written consent
(not to be unreasonably withheld) prior to serving on the board of any for-profit enterprise), or (B) make equity investments in any entity that is not competitive with the Company, Gemstar or any of their respective subsidiaries.

     3.   Compensation, Benefits, Etc.
          ----------------------------

          (a)  Compensation.  In consideration of the services to be rendered
               ------------
hereunder, including, without limitation, services to any subsidiaries of the Company, Executive shall be paid an annual salary of three hundred fifteen thousand dollars ($315,000) (the "Annual Salary"), payable monthly in arrears, with a non-negative annual adjustment based on the Consumer Price Index for all urban Consumers, U.S. City Average, for all items as published by the Bureau of Labor Statistics of the Department of Labor with the first adjustment on the anniversary of the Effective Time, and subsequent adjustments on subsequent anniversaries.

          (b)  Stock Options.  Within thirty (30) days after the Effective Time,
               -------------
the Company will arrange for Gemstar to grant to the Executive a nonqualified stock option under Gemstar's 1994 Stock Incentive Plan to purchase 105,000 shares of Gemstar common stock, par value $.01 per share (the "Common Shares"), with an exercise price equal to the fair market value of the Common Shares on the day of the grant (the "Exercise Price"), vested in equal annual installments over 5 years. Such option shall be evidenced by a standard stock option agreement utilized by Gemstar for the grant of other stock options under such plan, a copy of which is attached hereto as Exhibit A and by this reference incorporated herein; provided, that to the extent there are any inconsistencies between the terms of this Agreement and the terms of such form of stock option agreement, the terms of this Agreement shall govern, and, to the extent necessary, the form of option agreement entered into by Executive and Gemstar will be revised to make it consistent herewith.. "Daily Per Share Price" has the meaning given to such term in the Merger Agreement.

          (c)  Benefits.  The Company shall provide Executive with the right to
               --------
participate in and to receive benefits from all present and future life, accident, disability, medical, pension and savings plans and all similar benefits made available generally to executives of the Company. The amount and extent of benefits to which Executive is entitled shall be governed by the specific benefit plan, as it may be amended from time to time.

          (d)  Expenses.  The Company shall reimburse Executive for reasonable
               --------
travel and other business expenses incurred by Executive in the performance of his duties hereunder in accordance with the Company's general policies, as they may be amended from time to time during the term of this Agreement.

          (e)  Bonus.  Executive shall also be eligible to receive, in the sole
               -----
and absolute discretion of the Supervisor, as may be approved, if necessary, by the Compensation Committee of Gemstar, an annual bonus.

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          (f)  Automobile Allowance.  As additional compensation for Executive's
               --------------------
services to the Company, the Company shall pay Executive a monthly automobile allowance of $750 during the Period of Employment.

          (g)  Vacation.  Executive shall be entitled to three (3) weeks paid
               --------
vacation during each 12-month period during the Period of Employment.

          (h)  Relocation.  In the event that the Company relocates its office
               ----------
to a new location over 50 miles outside of the city limits of Phoenix, Arizona, without prior approval by Executive, such relocation shall constitute a "constructive termination" of Executive and shall entitle Executive to be treated as being terminated without cause as provided in Section 4(d) below.

     4.   Termination of Employment.
          -------------------------

          (a)  By Death.  The Period of Employment shall terminate automatically
               --------
upon the death of Executive. The Company shall pay to Executive's beneficiaries or estate, as appropriate, the compensation to which he is entitled pursuant to
Section 3(a) through the end of the month in which death occurs. Thereafter, the Company's obligations hereunder shall terminate. Nothing in this section 4(a) shall affect any entitlement of Executive's heirs to the benefits under any life insurance plan.

          (b)  By Disability.  If, in the sole opinion of the Board of Directors
               -------------
of the Company, Executive shall be prevented from properly performing his duties hereunder by reason of any physical or mental incapacity for a period of more than 150 days in the aggregate or 120 consecutive days in any twelve-month
                               --
period, then, to the extent permitted by law, the Period of Employment shall terminate on and the compensation to which Executive is entitled pursuant to
Section 3(a) shall be paid up through the last day of the month in which the Board determines Executive to be disabled hereunder, and thereafter the Company's obligations hereunder shall terminate. Nothing in this section 4(b) shall affect Executive's rights under any disability plan in which he is a participant.

          (c)  By Company For Cause.  The Company may terminate this Agreement,
               --------------------
without liability, for Cause (as defined below) at any time upon notice to Executive. Termination shall be for "Cause" if: (i) Executive has engaged in illegal or other wrongful conduct substantially detrimental to the business or reputation of Gemstar or any subsidiary of Gemstar, or is charged with or convicted of a felony; (ii) Executive refuses or fails to act in accordance with any reasonable direction or order of the Supervisor and does not correct such refusal or failure within five days after written notice thereof; or (iii) Executive has engaged in any fraud, embezzlement, misappropriation or similar conduct against Gemstar or any direct or indirect subsidiaries of Gemstar.

          (d)  By Company Without Cause. The Company may terminate the Period of
               ------------------------
Employment without Cause at any time upon written notice to Executive ("Notice of Termination Without Cause"). Upon issuance of such Notice of Termination Without Cause, the Company shall continue to employ Executive up to the date of termination as specified in the

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Notice of Termination Without Cause, which shall be no later than thirty (30)
days after the date of the Notice of Termination, unless the Company and Executive agree otherwise. On the date of termination, subject to the Executive's signing of a standard general release of all claims in favor of the Company, the Company shall pay Executive a lump sum payment of an amount equal to the difference between (x) twenty-four (24) months of salary, based on the then current Annual Salary, and (y) the cumulative salary received by Executive commencing from the date of the Notice of Termination Without Cause through the date of termination. The Company shall further pay Executive his cash equivalent of any unused annual vacation time prior to the date of the Notice of Termination Without Cause. In the event that on the date of Notice of Termination Without Cause, the Executive has vested less than forty percent (40%) of the stock options granted under Section 3(b) above, an additional number of options shall accelerate and vest so that the percentage of vested stock options granted under Section 3(b) above shall be equal to forty percent (40%). Thereafter all obligations of the Company hereunder, including as to unvested options, shall terminate.

          (e)  Termination Obligations.
               -----------------------

               (i) Executive hereby acknowledges and agrees that all personal property, including, without limitation, all books, manuals, records, reports, notes, contracts, lists, blueprints and other documents, or materials, or copies thereof, Proprietary Information (as defined below), furnished to or prepared by Executive in the course of or incident to his employment, including, without limitation, records and any other materials pertaining to Invention Ideas (as defined below), belong to the Company.

               (ii) Upon termination of the Period of Employment, Executive shall be deemed to have resigned from all offices then held with Gemstar or any of its subsidiaries (including the Company), including any seats on any board of directors, subject to then applicable law.

               (iii) The agreements and covenants contained herein and Executive's obligations under Sections 5, 6 and 7 shall survive termination of the Period of Employment and the expiration of this Agreement.

     5.   Proprietary Information.
          -----------------------

          (a)  Defined.  "Proprietary Information" is all information and any
               -------
idea in whatever form, tangible or intangible, pertaining in any manner to the business of Gemstar, the Company or any of their respective subsidiaries, or to its clients, consultants or business associates, unless: (i) the information is or becomes publicly known through lawful means other than Executive; (ii) the information was rightfully in Executive's possession or part of his general knowledge prior to his employment by the Company; or (iii) the information is disclosed to Executive without confidential or proprietary restriction by a third party who rightfully

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possesses the information (without confidential or proprietary restriction) and did not learn of it, directly or indirectly, from Gemstar, the Company or any of their respective subsidiaries.

          (b)  General Restrictions on Use.  Executive agrees to hold all
               ---------------------------
Proprietary Information in strict confidence and trust for the sole benefit of Gemstar, the Company and their respective subsidiaries and not to, directly or indirectly, disclose, use, copy, publish, summarize or remove from the premises of Gemstar, the Company or any of their respective subsidiaries any Proprietary Information (or remove from the premises any other property of Gemstar, the Company or any of their respective subsidiaries), except (i) during the Period of Employment to the extent necessary to carry out Executive's responsibilities under this Agreement, and (ii) after termination of the Period of Employment as specifically authorized in writing by the Supervisor.

          (c)  Interference with Business; Competitive Activities.  Executive
               --------------------------------------------------
acknowledges that pursuit of the activities prohibited by this Section 5(c) would necessarily involve the use or disclosure of Proprietary Information in breach of Section 5(b), but that proof of such breach would be extremely difficult. To prevent such disclosure, use and breach and in consideration of employment under this Agreement, Executive agrees for a period of three (3) year after termination of the Period of Employment, he shall not for himself or any third party, directly or indirectly, (i) divert or attempt to divert from Gemstar, the Company or any of their respective subsidiaries any business of any kind in which it is engaged, including, without limitation, the solicitation of or interference with any suppliers or customers of Gemstar, the Company or any of their respective subsidiaries, (ii) employ, solicit for employment, or recommend for employment any person employed by Gemstar, the Company or any of their respective subsidiaries during the period of such person's employment and for a period of one year thereafter, or (iii) engage in any business activity that is competitive with Gemstar, the Company or any of their respective subsidiaries, unless Executive can prove that action taken in contravention of this Section 5(c)(iii) was done without the use of any Proprietary Information; provided, that in no event shall Executive engage in such competitive activities during the period which Executive continues to receive payments pursuant to
Section 4 above. For purposes of this Section 5(c), "competitive activities" shall be business activities that are directly competitive with an existing or presently planned business of Gemstar, the Company or any of their respective subsidiaries on the date of termination.

          (d)  Remedies.  Nothing in this Section 6 is intended to limit any
               --------
remedy of the Company under the California Uniform Trade Secrets Act (California Civil Code (S) 3426), or otherwise available under law.

     6.   Executive Inventions and Ideas.
          ------------------------------

          (a)  Defined; Statutory Notice.  The term "Invention Ideas" means any
               -------------------------
and all ideas, processes, trademarks, service marks, inventions, technology, computer programs, original works of authorship, designs, formulas, discoveries, patents, copyrights, and all improvements, rights, and claims related to the foregoing that are conceived, developed, or reduced to practice by the Executive alone or with others except to the extent that California

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Labor Code Section 2870 lawfully prohibits the assignment of rights in such ideas, processes, inventions, etc. Section 2870(a) provides:

          Any provision in an employment agreement which provides that an Executive shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the Executive developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

               (i) Relate at the time of conception or reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

               (ii) Result from any work performed by the Executive for the employer.

          Executive hereby acknowledges that he understands the foregoing limitations created by Section 2870.

          (b)  Disclosure.  Executive agrees to maintain adequate and current
               ----------
written records on the development of all Invention Ideas and to disclose promptly to the Company all Invention Ideas and relevant records, which records will remain the sole property of the Company. Executive further agrees that all information and records pertaining to any idea, process, trademark, service mark, invention, technology, computer program, original work of authorship, design, formula, discovery, patent, or copyright that Executive does not believe to be an Invention Idea, but is conceived, developed, or reduced to practice by Executive (alone or with others) during his Period of Employment or during the one year period following termination of employment, shall be promptly disclosed to the Company (such disclosure to be received in confidence). The Company shall examine such information to determine if in fact the idea, process, or invention, etc., is an Invention Idea subject to this Agreement.

          (c)  Assignment.  Executive agrees to assign to the Company, without
               ----------
further consideration, his entire right, title, and interest (throughout the United States and in all foreign countries), free and clear of all liens and encumbrances, in and to each Invention Idea, which shall be the sole property of the Company, whether or not patentable. In the event any Invention Idea shall be deemed by the Company to be patentable or otherwise registerable, Executive shall assist the Company (at its expense) in obtaining letters patent, copyright, trademark, or other applicable intellectual property registrations thereon and shall execute all documents and do all other things (including testifying at the Company's expense) necessary or proper to obtain letters patent, copyright, trademark, or other applicable intellectual property registrations thereon and to vest the Company, or any Controlled subsidiaries of the Company specified by the Board, with full title thereto. Should the Company be unable to secure Executive's signature on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright, or other right or protection relating to any Invention Idea, whether due to the Executive's mental or physical incapacity or any other cause, Executive hereby irrevocably designates and appoints

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Company and each of its duly authorized officers and agents as the Executive's agent and attorney in fact, to act for and in the Executive's behalf and stead and to execute and file any such document, and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, copyrights, or the rights or protections with the same force and effect as if executed and delivered by Executive. Executive hereby agrees, at the Company's request, to maintain, update, improve and modify the Invention Ideas, for so long as he is living, regardless of whether the Period of Employment has terminated; provided that, his reasonable costs incurred in connection with such activities following the termination of this Agreement are reimbursed.

          (d)  Exclusions.  Executive acknowledges that there are no ideas,
               ----------
processes, trademarks, service marks, technology, computer programs, original works of authorship, designs, formulas, inventions, discoveries, patents, copyrights, or improvements to the foregoing that he desires to exclude from the operation of this Agreement, except for the inventions and ideas of Executive and his associates outside of the Company (i) which were or are developed entirely by Executive and each such associate entirely outside of his or her activities for the Company, (ii) which do not relate at the time of conception or reduction to practice to the Company's business, or actually or demonstrably anticipated research development, and (iii) which do not result from any work performed by Executive for the Company. To the best of the Executive's knowledge, there is no existing contract in conflict with this Agreement or any other contract to assign ideas, processes, trademarks, service marks, inventions, technology, computer programs, original works of authorship, designs, formulas, discoveries, patents, or copyrights that is now in existence between Executive and any other person or entity.

          (e)  Post-Termination Period.  Because of the difficulty of
               -----------------------
establishing when any idea, process, invention, etc., is first conceived or developed by Executive, or whether it results from access to Proprietary Information or the Company's equipment, facilities, and data, Executive agrees that any idea, process, trademark, service mark, technology, computer program, original work of authorship, design, formula, invention, discovery, patent, copyright, or any improvement, rights, or claims related to the foregoing shall be presumed to be an Invention Idea if it is conceived, developed, used, sold, exploited, or reduced to practice by Executive or with the aid of Executive within one (1) year after termination of the Period of Employment. Executive can rebut the above presumption if he proves that the invention, idea, process, etc., (i) was first conceived and/or developed prior to the date of this Agreement, (ii) was first conceived or developed after termination of the Period of Employment, (iii) was conceived or developed entirely on Executive's own time without using the Company's equipment, supplies, facilities, or Proprietary Information, and (iv) did not result from any work performed by Executive for the Company. Nothing in this Agreement is intended to expand the scope of protection provided Executive by Sections 2870 through 2872 of the California Labor Code.

     7.   Assignment: Successors and Assigns.
          ----------------------------------

          Executive agrees that he will not assign, sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Agreement, nor shall Executive's rights be subject to encumbrance or the claims of

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creditors. Any purported assignment, transfer or delegation shall be null and void. Nothing in this Agreement shall prevent the consolidation of the Company with, or its merger into, any other corporation, or the sale by the Company of all or substantially all of its properties or assets, or the assignment by the Company of this Agreement and the performance of its obligations hereunder to any successor in interest or any subsidiaries of the Company. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors and permitted assigns, and shall not benefit any person or entity other than those enumerated above.

          In the event of a consolidation or merger of the Company with or into another corporation, or the sale of all, or substantially all, of the Company's assets to another corporation, such corporation as may survive said transaction shall assume this Agreement and become obligated to perform all the terms and conditions hereof, and Executive's obligations hereunder shall continue in favor of such surviving corporation.

          8.   Notices.  All notices or other communications required or
               -------
permitted hereunder shall be made in writing and shall be deemed to have been duly given if delivered by hand or mailed, postage prepaid, by certified or registered mail, return receipt requested, and addressed to the Company at:

               Gemstar-TV Guide International, Inc.
               135 North Los Robles Avenue, Suite 800
               Pasadena, California  91101
               Attention:  Elsie Leung

or to Executive at:

               Robert M. Worsley
               601 East Houston
               Gilbert, Arizona  85234

Notice of change of address shall be effective only if done in accordance with this section.

          9.   Entire Agreement. (a) The terms of this Agreement are intended by
               ----------------
the parties to be the final and exclusive expression of their agreement with respect to the employment of Executive by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement or arrangement, written or oral, any and all of which are superceded as of the Effective Time. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative or other legal proceeding involving this Agreement.

          (b) Executive hereby waives any right he may have, under any agreement or arrangement with the Company or any of its subsidiaries (other than this Agreement), to receive (1) any increase in the amount of, or acceleration of the vesting or timing of, any compensation or benefits or (2) any severance pay, additional employment compensation or any other payment,

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benefit or award as a result of the execution and delivery of the Merger
Agreement or the consummation of the transactions contemplated thereby.

          10.  Amendments; Waivers.  This Agreement may not be modified, amended
               -------------------
or terminated except by an instrument in writing, signed by Executive and by a duly authorized representative of the Company other than Executive. By an instrument in writing similarly executed, either party may waive compliance by the other party with any provision of this Agreement that such other party was or is obligated to comply with or perform, provided, however, that such waiver shall not operate as a waiver of, or estoppel with respect to, any other or subsequent failure. No failure to exercise and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy or power provided herein or by law or in equity.

          11.  Severability; Enforcement.  If any provision of this Agreement,
               -------------------------
or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to other persons, places and circumstances shall remain in full force and effect.

          12.  Governing Law.  The validity, interpretation, enforceability and
               -------------
performance of this Agreement shall be governed by and construed in accordance with the law of the State of California.

          13.  Injunctive Relief.  The parties agree that in the event of any
               -----------------
breach or threatened breach of any of the covenants in Section 6, the damage or imminent damage to the value and the goodwill of the Company's business will be irreparable and extremely difficult to estimate, making any remedy at law or in damages inadequate. Accordingly, the parties agree that the Company shall be entitled to injunctive relief against Executive in the event of any breach or threatened breach of any such provisions by Executive, in addition to any other relief (including damages) available to the Company under this Agreement or under law.

                           [Signature Page Follows]

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     The parties have duly executed this Agreement as of the date first written above.



     ________________________________________
     Executive - Robert M. Worsley

     SKYMALL, INC.

     By: ____________________________________
         Name:
         Title:

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